EXHIBIT 32(b)

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Technology Acquisition Corporation ("Registrant") for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Steve Obana, chief financial officer, hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

            (1) This Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in this Report fairly represents, in all material respects, the financial condition of Registrant at the end of the period covered by this Report and results of operations of Registrant for the period covered by this Report.


/s/ Steve Obana
-----------------------------------
Steve Obana
Chief Financial Officer

August 16, 2004

This certification accompanies this Report pursuant to ss.906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for the purposes of ss.18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by ss.906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.